Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-142271) and Form S-3 (No. 333-142278 and 333-146832) of DCP Midstream Partners, LP of our report dated February 25, 2008, with respect to the consolidated financial statements of Discovery Producer Services LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tulsa, Oklahoma
March 6, 2008